Exhibit 10.6

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT (this “Agreement”), is dated as of December 16, 2020, by and among BurgerFi International, Inc. (f/k/a OPES Acquisition Corp.), a Delaware corporation (the “Purchaser”), Ophir Sternberg (the “Holder”), and BurgerFi Holdings, LLC and Andrea Jane Acker Revocable Trust U/A dated April 25, 2008 (together, the “Members”).

Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Member Interest Purchase Agreement, dated as of June 29, 2020 (the “Purchase Agreement”) by and among the Purchaser, Burger Fi International LLC, a Delaware limited liability company (the “Company”), the Members, and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”).

BACKGROUND

A. Pursuant to the Purchase Agreement, the Holder and the Members agreed to enter into this Agreement, whereby the Members as a group, and the Holder each agree to beneficially own no more than forty-nine percent (49%) of Purchaser Common Stock at any time before or after the Closing of the Business Combination.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Standstill.

(a) The Holder, on behalf of himself and his Affiliates, as a group, and the Members, as a group, irrevocably agree that they will not acquire through purchase in a private transaction or in the public market, by transfer or assignment, by gift or in any other manner, directly or indirectly (with or without consideration), shares of Purchaser Common Stock (each an “Acquisition”), to the extent that after giving effect to an Acquisition, the Holder or the Members (together with each of their respective Affiliates, and any other Persons acting as a group together with the Holder or the Members or any of their respective Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).

(b) For purposes of the foregoing sentence, the number of shares of Purchaser Common Stock beneficially owned by the Holder or the Members, their respective Affiliates and Attribution Parties shall include the number of shares of Purchaser Common Stock:

(i) issuable upon exercise or conversion of securities convertible into, or exchangeable for, or representing the rights to receive, Purchaser Common Stock;

(ii) owned directly or indirectly or attributable to, or rights to acquire by, any spouse, ex-spouse, child, step-child, parent or sibling of any such Person; and

(iii) owned by any Person that has an agreement, understanding or arrangement, oral or written, (other than those certain Voting Agreements entered into in connection with the Purchase Agreement) to vote their Purchaser Common Stock, including Purchaser Common Stock owned or controlled by others, as directed by any such Person.

(c) Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(d) The “Beneficial Ownership Limitation” shall be 49% of the number of shares of Purchaser Common Stock issued and outstanding at the time of any contemplated Acquisition. In determining the number of issued and outstanding shares of Purchaser Common Stock, the Holder and the Members must obtain from the Purchaser the most recent calculation of the issued and outstanding shares of Purchaser Common Stock.

2. Beneficial Ownership. Each of the Holder and the Members hereby represent and warrant that as of the date hereof, they do not beneficially own, directly or through their respective nominees, any shares of Purchaser Common Stock, or any economic interest in or derivative of such shares, other than the shares of Purchaser Common Stock specified on the signature page hereto.

3. Exception. Notwithstanding anything to the contrary contained herein, the parties hereto, in their sole discretion, may cooperate, coordinate, and collaborate with one another to vote their Purchaser Common Stock as they may mutually agree.

4. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. Each of the Holder and the Members have independently evaluated the merits of its decision to enter into and deliver this Agreement, and the Holder and the Members each confirm that it has not relied on the advice of the Purchaser, Purchaser’s legal counsel, BurgerFi, BurgerFi’s legal counsel, or any other person.

5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to the Holder, to:

LionHeart Equities, LLC
4218 NE 2nd Avenue
Miami, Florida 33137
Attention: General Counsel
Email: notices@lheartcapital.com

(b)	If to BurgerFi Holdings, LLC, to:

[●]

[●]

[●]

Attention: [●]

Phone: [●]

Email: [●]

(c)	If to Andrea Jane Acker Revocable Trust U/A dated April 25, 2008, to:

[●]

[●]

[●]

Attention: [●]

Phone: [●]

Email: [●]

(b)	If to the Purchaser, to:

BurgerFi International, Inc. (f/k/a OPES Acquisition Corp.)

4218 NE 2nd Ave.

Miami, FL 33137

Attention: General Counsel

Email: notices@lheartcapital.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. Each of the Holder and the Members hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the other party and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Dispute Resolution. Article XIII of the Purchase Agreement regarding mediation of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law; Jurisdiction. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Florida. Any legal suit, action or proceeding arising out of or based upon this agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of Florida, in each case located in the City of Fort Lauderdale and County of Broward, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with provisions in the Purchase Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Standstill Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

BurgerFi International, Inc. (f/k/a OPES Acquisition Corp.), a Delaware corporation

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Executive Chairman

HOLDER:

LH Equities, LLC

/s/ Ophir Sternberg
Name: Ophir Sternberg
Title: Manager

NUMBER OF Shares: 1,517,000 MEMBERS: BurgerFi Holdings, LLC

By:	/s/ Kevin Cooper
Name:	Kevin Cooper
Title:	Manager

NUMBER OF Shares: 5,853,396 Andrea Jane Acker Revocable Trust U/A dated April 25, 2008

By:	/s/ Andrea Acker
Name:	Andrea Acker
Title:	Trustee

NUMBER OF Shares: 650,377